EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned hereby certifies that the Form 10-Q Quarterly Report of Quaker Chemical Corporation (the “Company”) for the quarterly period ended September 30, 2008 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 30, 2008	/s/ Mark A. Featherstone
Mark A. Featherstone
Chief Financial Officer of Quaker Chemical Corporation